CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) August 17, 2004 with respect to the consolidated balance sheet of the NorthStar Realty Finance Corp (the "Company") as of June
30, 2004; (ii) April 2, 2004 with respect to the combined financial statements of NorthStar Realty Finance Corp. Predecessor as of December 31, 2003 and 2002
and for each of the three years in the period ended December 31, 2003; (iii)
March 12, 2004 with respect to the consolidated financial statements and schedules of ALGM I Owners LLC and Subsidiaries as of December 31, 2003 and 2002
and for each of the three years in the period ended December 31, 2003; (iv)
March 17, 2004 with respect to the financial statements and schedule of
NorthStar Funding LLC as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, in the Registration Statement (Form
S-11 No. 333-114675) and related Prospectus of the Company for the registration of 20,000,000 shares of its common stock.

/s/Ernst & Young LLP

New York, New York
September 9, 2004